SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2006

Alcan Inc.
 (Exact name of Registrant as specified in its charter)

Canada
(State or other jurisdiction of incorporation)

1-3677	Inapplicable
Commission File Number	(I.R.S. Employer Identification No.)

1188 Sherbrooke Street West, Montreal, Quebec, Canada H3A 3G2 (Address of principal executive offices, including postal code)

(514) 848-8000 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Alcan Inc. ("Company ") filed on 14 February 2006 a Current Report on Form 8-K announcing the appointment of Richard B. Evans as President and Chief Executive Officer of the Company effective 12 March 2006.

On 14 March 2006, Mr. Evans entered into an Employment Agreement ("Employment Agreement") with the Company. Under the terms of the Employment Agreement, Mr. Evans will receive an annual base salary of USD1,100,000. He will also receive an annual bonus with a target of 125% of his annual base salary. The bonus award payment will be related to the performance of the Company as well as to personal performance objectives. The annual base salary and bonus will be reviewed and adjusted annually.

Mr. Evans will participate in long-term incentives provided through (1) the Alcan Total Shareholder Return Performance Plan ("TSR Plan") and (2) the Alcan Executive Share Option Plan ("AESOP"). For 2006, Mr. Evans' long-term incentive compensation value will total five times his annual base salary which one half will be in options under the AESOP and the other half under the TSR Plan. To reflect the time between the appointment and the Company's normal award date of options, Mr. Evans has also been granted an option to purchase 167,250 Alcan Shares representing 50% of the target long-term incentive compensation value.

Under the terms of the Employment Agreement, Mr. Evans will receive tax equalization payment to compensate for the tax differential on his annual base salary, annual bonus and long-term incentive between the taxes required to be paid in Canada and payable in the United States.

Mr. Evans will continue to participate in the Alcan Pension Plan for Officers and his pension entitlement will be calculated to reflect his pensionable earnings.

In case of termination without cause, prior to the age of 63, Mr. Evans will be entitled to 24 months of annual base salary and target bonus. In the event of termination after the age of 63, Mr. Evans will be entitled to a severance amount reduced on a proportionate basis for each month to age 65. In case of termination of employment prior to age 65, Mr. Evans' pension entitlement will be calculated on the basis of termination on the earlier of two years following the actual date of termination and the date he reaches the age of 65.

Item 9.01               FINANCIAL STATEMENTS AND EXHIBITS.

                                (c)                Exhibits

                                                     10.1    Employment Agreement dated 14 March 2006 with Richard B. Evans.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALCAN INC.

BY:	/s/ Roy Millington
Roy Millington
Corporate Secretary

Date: March 16, 2006

EXHIBIT INDEX

Exhibit

Number                                                                    Description

10.1                        Employment Agreement dated 14 March 2006 with Richard B. Evans.